UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2008

Date of Report (Date of earliest event reported)

HOLMES BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31129 (Commission File No.)	88-0412635 (IRS Employer Identification No.)

8655 East Via De Ventura, Suite G-200, Scottsdale, Arizona  85258

(Address of principal executive offices)

866-694-2803

(Registrant's telephone number)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

In this report references to “Holmes Biopharma” “we,” “us,” and “our” refer to Holmes Biopharma, Inc.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer or Directors, Compensatory Arrangements of Certain Officers.

On June 6, 2008, pursuant to Holmes Biopharma’s bylaws, our board of directors appointed Volker  Schatten to fill one of the vacancies on our board of directors.  Mr. Schatten was also appointed to serve as President of Holmes Biopharma.  He is 43 years old and is currently employed as Managing Director of PVM Consult GmbH and has served in that capacity since 2006.  From 2006 to 2007 he was employed as Managing Director of GDS Finance Concept GmbH and from 2003 to 2006 he was Chief Executive Officer of SKI Security AG.  Mr. Schatten also was a member of the supervisory board of VIDETE IT AG from 2003 through 2004.

There have been no related party transactions between Holmes Biopharma and Mr. Schatten, nor has he entered into an employment agreement with Holmes Biopharma at this time.

On June 6, 2008 our board of directors accepted the resignation of John F. Metcalfe from his positions of Director and President of Holmes Biopharma.  Mr. Metcalfe resigned from these positions in order to pursue other interests.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008	HOLMES BIOPHARMA, INC. By: /s/ V. Schatten Volk Schatten, President

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